                                                                   Exhibit 10.53

                               FIRST AMENDMENT TO
                            LOAN EXTENSION AGREEMENT

     This First Amendment to Loan Extension Agreement (this "Amendment") is entered into by and between Polar Molecular Corporation, a Delaware corporation (the "Company"), and Lockhart Holdings, Inc. (the "Holder") to be effective as of January 31, 2003.

                                    RECITALS

A. The Company issued to the Holder a Promissory Note (the "Note") in the principal amount of $200,000 dated as of October 19, 2001;

B. The Holder and the Company have entered into a Loan Extension Agreement (the "Loan Extension Agreement"), pursuant to which certain terms of the Note have been amended; and

C. The Holder and the Company now desire to amend the Loan Extension to provide for the extension of additional credit under the Note in the aggregate principal amount of $25,000 (the "Additional Credit Amount"); and

D. The Holder and the Company acknowledge that the outstanding principal amount under the Note as of January 31, 2003 after giving effect to this Amendment is $225,000.

                                    AGREEMENT

     In consideration of the foregoing and the mutual promises contained herein, the Holder and the Company hereby agree as follows:

1. Section 1 of the Loan Extension Agreement is hereby amended to read in its entirety as follows:

     "1. Section 1 of the Note is hereby amended to read in its entirety as follows:

     "1. Conversion. The holder of this Note (the "Holder") is entitled, at its option, on the Maturity Date to notify the Company to convert up to fifty percent (50%) of the outstanding principal amount of this Note into options to purchase fully paid and nonassessable shares of common stock, $0.0001 par value, of the Company ("Common Stock"), at the initial price of $.20 per share of Common Stock (the "Conversion Price"). The Conversion Price shall be subject to adjustment as specified in Section 5 hereof. Conversion of this Note shall be effected by surrender of this Note to the Company at its address specified below (or such other address as the Company shall have given written notice to the Holder hereof), together with a request that this Note be converted to options to purchase Common Stock as specified herein.""

2. A new paragraph shall be added to the Loan Extension Agreement to read in its entirety as follows:

     "7. Principal Amount. As of January 31, 2003, the principal amount outstanding under the Note shall be increased by $25,000 and all references to outstanding principal contained in the Note shall hereby be changed to "$225,000" (which represents the aggregate principal amount outstanding under the Note as of January 31, 2003). Notwithstanding the extension of the Additional Credit Amount, interest shall not accrue against the Additional Credit Amount prior to February 1, 2003; following which date interest shall accrue as provided in the Note on the aggregate principal amount of $225,000."

3. Wire Transfer of Funds. Holder hereby agrees to wire transfer the Additional Credit Amount as follows:

     Holme Roberts & Owen LLP - Trust Account
     Held for: Polar Molecular Corporation 46887-00050
     Account No. 1010920111
     Routing No. 102000076
     Wells Fargo Bank West, N.A.
     1740 Broadway, Denver, CO 80274

4. Consideration. As consideration for entering into this Amendment, the Company (i) has agreed to reduce the conversion price of the convertible portion of the Note as reflected in paragraph 1 of this Amendment and (ii) shall issue the Holder 25,000 shares of the Company's common stock.

5. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Loan Extension Agreement shall remain in full force and effect.

                            [Signature Page Follows]

     The undersigned have executed this Amendment to be effective as of the date first set forth herein.


COMPANY:

POLAR MOLECULAR CORPORATION


By:  /s/ Mark L. Nelson
     ---------------------------------
         Mark L. Nelson, President and
         Chief Executive Officer


HOLDER:

LOCKHART HOLDINGS, INC.


By:  /s/ Thomas J. Gillespie
     ---------------------------------------
         Thomas J. Gillespie, Jr., President

                                       3